UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2006

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1010 Railroad Street

Corona, California 92882

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

This report relates to the amendment of certain stock option agreements between Hansen Natural Corporation (the “Company”) and its executive officers and directors. As previously disclosed, on November 9, 2006, the Company announced that it had appointed a Special Committee to undertake a special investigation of certain option grants. That investigation is ongoing (the "Special Committee Investigation").

Under Section 409A of the Internal Revenue Code (“Section 409A”), options that became vested after 2004 and that have exercise prices that are lower than the fair market value of the stock on the date of the option grant (“discount options”) could subject the option holder to a penalty, unless they are amended either to comply with Section 409A or to raise the exercise price to the fair market value of the stock on the date of the option grant. Notice 2006-79 recently issued by the Internal Revenue Service provides that the deadline for making such corrective changes to discount options was December 31, 2006 with respect to persons who, as of the date of grant, were subject to the disclosure requirements of section 16(a) of the Securities Exchange Act of 1934.

In light of Notice 2006-79, each of the Company’s executive officers and directors (each an “Option Holder”) executed an Amendment to Stock Option Agreement (collectively the "Amendments") relating to their respective stock option agreements entered into from 2002 through 2005 (each a “Stock Option Agreement”, collectively the “Stock Option Agreements”), by and between the Company and each Option Holder. The Company entered into the Amendments in order to minimize any risk of penalties under Section 409A, and not as a result of any finding or conclusion that the grant dates of its stock option grants and the stated exercise prices with respect to such stock options grants require adjustment.

Effective December 31, 2006, each of the Stock Option Agreements is amended to provide, among other things, that, (i) the exercise price of the option is the fair market value of the underlying stock on the grant date (the “Grant Date”); (ii) following completion of the Special Committee Investigation, the Company will make a determination as to whether the Grant Date requires adjustment; (iii) if the Grant Date requires adjustment, the exercise price of the option shall be the fair market value of the underlying stock on the Grant Date as adjusted; and (iv) if the Grant Date does not require adjustment, the exercise price shall be the exercise price stated in the respective Stock Option Agreement.

The foregoing description of the Amendments is not complete and is qualified in its entirety by reference to the Form of Stock Option Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Amendment to Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: January 8, 2007	/s/ Hilton H. Schlosberg

-------------------------------

Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer